Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2011 THIRD QUARTER RESULTS

CARMEL, IN, October 20, 2011—ITT Educational Services, Inc. (NYSE: ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the third quarter of 2011 decreased 14.1% to 22,909 compared to 26,664 in the same period in 2010.  Total student enrollment decreased 10.0% to 79,219 as of September 30, 2011 compared to 88,004 as of September 30, 2010.

The company provided the following information for the three and nine months ended September 30, 2011 and 2010:

Financial and Operating Data for the Three Months Ended September 30th, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

			Increase/
	2011	2010	(Decrease)

Revenue	$360.6	$400.6	(10.0)%
Operating Income	$109.9	$151.4	(27.4)%
Operating Margin	30.5%	37.8%	(730) basis points
Net Income	$67.3	$93.2	(27.8)%
Earnings Per Share (diluted)	$2.48	$2.82	(12.1)%
New Student Enrollment	22,909	26,664	(14.1)%
Continuing Students	56,310	61,340	(8.2)%
Total Student Enrollment as of September 30th	79,219	88,004	(10.0)%
Persistence Rate as of September 30th (A)	71.5%	72.4%	(90) basis points
Revenue Per Student	$4,580	$4,730	(3.2)%
Cash and Cash Equivalents, Restricted Cash and
Investments as of September 30th	$319.8	$262.5	21.8%
Bad Debt Expense as a Percent of Revenue	3.8%	5.5%	(170) basis points
Days Sales Outstanding as of September 30th	14.3 days	19.6 days	(5.3) days
Deferred Revenue as of September 30th	$226.0	$195.2	15.8%
Debt as of September 30th	$150.0	$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	27,098,000	33,011,000
Shares of Common Stock Repurchased	370,000 (B)	1,775,000 (C)
Land and Building Purchases and Renovations	$1.5 (D)	$1.8 (E)	(18.1)%
Number of New Colleges in Operation	5	1
Capital Expenditures, Net	$7.8	$8.1	(3.3)%

Financial and Operating Data for the Nine Months Ended September 30th
(Dollars in millions, except per share and per student data)
	2011	2010	Increase/ (Decrease)

Revenue	$1,131.7	$1,186.4	(4.6)%
Operating Income	$380.5	$451.2	(15.7)%
Operating Margin	33.6%	38.0%	(440) basis points
Net Income	$231.7	$276.7	(16.3)%
Earnings Per Share (diluted)	$8.27	$8.06	2.6%
Bad Debt Expense as a Percentage of Revenue	3.9%	5.7%	(180) basis points
Revenue Per Student	$13,721	$14,237	(3.6)%
Weighted Average Diluted Shares of Common Stock Outstanding	28,035,000	34,336,000
Shares of Common Stock Repurchased	3,470,000 (F)	3,727,500 (G)
Land and Building Purchases and Renovations	$3.1 (H)	$4.4 (I)	(28.4)%
Number of New Colleges in Operation	6	5
Capital Expenditures, Net	$20.0	$20.6	(3.0)%
_________________
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $29.6 million or at an average price of $79.94 per share.
(C)	For approximately $114.9 million or at an average price of $64.73 per share.
(D)	Represents costs associated with renovating, expanding or constructing buildings at eight of the company’s locations.
(E)	Represents costs associated with renovating, expanding or constructing buildings at seven of the company’s locations.
(F)	For approximately $248.1 million or at an average price of $71.50 per share.
(G)	For approximately $315.0 million or at an average price of $84.49 per share.
(H)	Represents costs associated with renovating, expanding or constructing buildings at 11 of the company’s locations.
(I)	Represents costs associated with renovating, expanding or constructing buildings at 17 of the company’s locations.

The Company adjusted its 2011 internal goal for earnings per share from the range of $10.00 to $10.50 to an adjusted range of $10.40 to $10.60.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2011 third quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Lauren Littlefield, Communications                                                            www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	September 30, 2011	December 31, 2010	September 30, 2010
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$172,577	$163,779	$119,956
Short-term investments	146,799	149,160	142,483
Restricted cash	413	255	108
Accounts receivable, net	56,140	68,937	85,246
Deferred income taxes	6,760	9,079	17,488
Prepaid expenses and other current assets	19,565	22,887	17,494
Total current assets	402,254	414,097	382,775

Property and equipment, net	201,010	198,213	197,383
Deferred income taxes	37,068	21,814	18,189
Other assets	46,422	40,656	29,383
Total assets	$686,754	$674,780	$627,730

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$88,825	$67,920	$79,620
Accrued compensation and benefits	16,772	28,428	19,545
Other current liabilities	12,809	15,441	12,051
Deferred revenue	226,046	244,362	195,168
Total current liabilities	344,452	356,151	306,384

Long-term debt	150,000	150,000	150,000
Other liabilities	63,840	40,559	29,004
Total liabilities	558,292	546,710	485,388

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000 shares authorized, 37,068,904, 37,068,904 and 54,068,904 issued	371	371	541
Capital surplus	186,009	173,935	170,699
Retained earnings	751,705	524,678	1,270,248
Accumulated other comprehensive (loss)	(4,498)	(4,509)	(9,147)
Treasury stock, 10,405,882, 7,075,563 and 22,151,915 shares at cost	(805,125)	(566,405)	(1,289,999)
Total shareholders' equity	128,462	128,070	142,342
Total liabilities and shareholders' equity	$686,754	$674,780	$627,730

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	(unaudited)		(unaudited)
	2011	2010	2011	2010

Revenue	$360,638	$400,597	$1,131,686	$1,186,403

Costs and expenses:
Cost of educational services	141,262	134,478	421,460	402,623
Student services and administrative expenses	109,512	114,706	329,721	332,620
Total costs and expenses	250,774	249,184	751,181	735,243

Operating income	109,864	151,413	380,505	451,160
Interest income	716	634	2,341	1,876
Interest (expense)	(378)	(490)	(1,442)	(1,424)
Income before provision for income taxes	110,202	151,557	381,404	451,612
Provision for income taxes	42,884	58,380	149,700	174,944

Net income	$67,318	$93,177	$231,704	$276,668

Earnings per share:
Basic	$2.51	$2.84	$8.34	$8.15
Diluted	$2.48	$2.82	$8.27	$8.06

Supplemental Data:
Cost of educational services	39.2%	33.6%	37.2%	33.9%
Student services and administrative expenses	30.4%	28.6%	29.1%	28.0%
Operating margin	30.5%	37.8%	33.6%	38.0%
Student enrollment at end of period	79,219	88,004	79,219	88,004
Campuses at end of period	136	126	136	126
Shares for earnings per share calculation:
Basic	26,839,000	32,777,000	27,791,000	33,954,000
Diluted	27,098,000	33,011,000	28,035,000	34,336,000

Effective tax rate	38.9%	38.5%	39.2%	38.7%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	(unaudited)		(unaudited)
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$67,318	$93,177	$231,704	$276,668
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	6,486	6,205	20,368	19,687
Provision for doubtful accounts	13,864	22,151	44,018	67,950
Deferred income taxes	(5,831)	(6,568)	(13,008)	(16,031)
Excess tax benefit from stock option exercises	(167)	(1,313)	(1,145)	(3,253)
Stock-based compensation expense	4,166	3,708	12,838	12,707
Other	(820)	268	(3,237)	758
Changes in operating assets and liabilities:
Restricted cash	(26)	(38)	(158)	1,783
Accounts receivable	(22,963)	(9,007)	(31,221)	(67,770)
Accounts payable	22,817	3,504	20,905	18,345
Other operating assets and liabilities	5,035	6,756	29,071	29,096
Deferred revenue	(40,801)	(1,939)	(18,316)	23,235
Net cash flows from operating activities	49,078	116,904	291,819	363,175

Cash flows from investing activities:
Facility expenditures and land purchases	(1,454)	(1,775)	(3,129)	(4,368)
Capital expenditures, net	(7,827)	(8,090)	(20,013)	(20,629)
Proceeds from sales and maturities of investments and repayment of notes	52,317	81,517	312,709	281,343
Purchase of investments and note advances	(48,613)	(100,741)	(330,306)	(323,515)
Net cash flows from investing activities	(5,577)	(29,089)	(40,739)	(67,169)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	167	1,313	1,145	3,253
Proceeds from exercise of stock options	303	5,210	5,286	7,830
Repurchase of common stock and shares tendered for taxes	(29,629)	(114,906)	(248,713)	(315,921)
Net cash flows from financing activities	(29,159)	(108,383)	(242,282)	(304,838)

Net change in cash and cash equivalents	14,342	(20,568)	8,798	(8,832)

Cash and cash equivalents at beginning of period	158,235	140,524	163,779	128,788

Cash and cash equivalents at end of period	$172,577	$119,956	$172,577	$119,956